Exhibit 99.1

HeartCore Provides Update on March Go IPO Warrant Sale and Encouraging Outlook

NEW YORK and TOKYO, May 13, 2024 (GLOBE NEWSWIRE) – HeartCore Enterprises, Inc. (Nasdaq: HTCR) (“HeartCore” or the “Company”), a leading enterprise software and consulting services company based in Tokyo, announced updates around the previously announced sale of a Go IPO warrant.

In March 2024, HeartCore announced the sale of a Go IPO client’s warrant to a Japanese financial institution for $9 million. During the first quarter ended March 31, 2024, $5 million was received, with the remaining $4 million received in April 2024. With referral fees of $3.36 million having been made to So Management Inc. for sourcing this lead, the Company generated $5.64 million in net sales. However, due to specific accounting treatments and stipulations in the warrant agreement, HeartCore will not recognize the $9 million as revenue on the balance sheet until the client becomes a publicly listed company, which is expected to occur in Fall 2024. Until then, the $9 million will be classified as debt on the balance sheet.

“Although the successful sale of warrants won’t be reflected in our upcoming quarterly financials, HeartCore has already received the full $9 million in gross payment from the financial institution we sold the Go IPO warrant to in March,” said HeartCore CEO Sumitaka Kanno Yamamoto. “Although we have not yet recorded the $9 million as revenue, even though $5 million was received before the close of the first quarter, we have already reaped the benefits of this deal and have directed the capital towards various initiatives, including the authorization of our dividend payment announced in early April.”

HeartCore’s Go IPO pipeline continues to remain robust, with three new client wins announced year to date. The Company has received approximately $1.7 million in initial fees and received warrants between 2% and 3% from these contract wins.

HeartCore CEO Sumitaka Kanno Yamamoto added: “Our Go IPO pipeline remains a key driver and catalyst to fuel our growth and expansion. We have several companies slated to go public this year, and we anticipate capitalizing on the financial benefits and opportunities presented post-IPO. Our outlook on the IPO market remains positive, and we are confident in our ability to continue drumming up interest in companies looking to go public.”

About HeartCore Enterprises, Inc.

Headquartered in Tokyo, Japan, HeartCore Enterprises is a leading enterprise software and consulting services company. HeartCore offers Software as a Service (SaaS) solutions to enterprise customers in Japan and worldwide. The Company also provides data analytics services that allow enterprise businesses to create tailored web experiences for their clients through best-in-class design. HeartCore’s customer experience management platform (CXM Platform) includes marketing, sales, service and content management systems, as well as other tools and integrations, which enable companies to enhance the customer experience and drive engagement. HeartCore also operates a digital transformation business that provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises. HeartCore’s GO IPOSM consulting services helps Japanese-based companies go public in the U.S. Additional information about the Company’s products and services is available at and https://heartcore-enterprises.com/.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believed,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will materially affect actual results, and levels of activity, performance, or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gateway-grp.com

(949) 574-3860